Exhibit 4

JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, the persons named below agree to joint filing on behalf of each of them of a statement on Schedule 13D-A (including amendments thereto) with respect to the shares of Class A and Class B Common Stock of Ecology and Environment, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 23rd day of November, 2015.

s/ Ronald L. Frank
Ronald L. Frank

s/ Gerald A. Strobel
Gerald A. Strobel

s/ Frank B. Silvestro
Frank B. Silvestro

s/ Michael C. Gross
Michael C. Gross, Trustee of 2012 Gross Family Trust, the 1985 Gross Trust and the 1988 Gross Trust

s/ Gerard A. Gallagher, Jr.
Gerard A. Gallagher, Jr.

s/ Robert Santa Maria
Robert Santa Maria

s/ Gerald M. Strobel
Gerald M. Strobel

s/ Gerald A. Strobel
Gerald A. Strobel, Trustee of the Lauren M. Strobel Irrevocable Trust

s/ Kristen M. Strobel
Kristen M. Strobel